UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 6, 2015

USA Compression Partners, LP

(Exact Name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-35779 (Commission File Number)	75-2771546 (IRS Employer Identification No.)

100 Congress Avenue Suite 450 Austin, TX (Address of principal executive offices)	78701 (Zip Code)

Registrant’s telephone number, including area code   (512) 473-2662

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                        Results of Operations and Financial Conditions.

On January 6, 2015, USA Compression Partners, LP (the “Partnership”) issued a press release with respect to its financial and operating results for the fourth quarter of 2014. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 6, 2015, the Partnership entered into a Second Amendment (the “Second Amendment”) to its Fifth Amended and Restated Credit Agreement, dated as of December 13, 2013, by and among the Partnership, as guarantor, USA Compression Partners, LLC (“Operating Subsidiary”), USAC Leasing, LLC (“Leasing Subsidiary”), USAC OpCo 2, LLC (“OpCo 2”) and USAC Leasing 2, LLC (“Leasing 2” and, together with the Partnership, Operating Subsidiary, Leasing Subsidiary and OpCo 2, the “Loan Parties”), as borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as agent for the lenders (the “Agent”) and as LC Issuer (as defined therein) (as amended from time to time, the “Credit Agreement”).

The Second Amendment amended the Credit Agreement to, among other things, (i) increase the borrowing capacity from $850.0 million to $1,100.0 million (subject to availability under a borrowing base), (ii) extend the termination date (and the maturity date of the obligations thereunder) from December 13, 2018 to January 6, 2020, (iii) subject to the terms of the Credit Agreement, permit up to $200.0 million of future increases in borrowing capacity, (iv) modify the leverage ratio covenant to be (A) 5.95 to 1.0 through the end of the fiscal quarter ending June 30, 2015, (B) 5.50 to 1.0 through the end of the fiscal quarter ending June 30, 2016 and (C) 5.00 to 1.0 thereafter, and (v) amend certain other provisions of the Credit Agreement, all as more fully set forth in the Second Amendment.

As of the close of business on January 6, 2015, the Loan Parties had approximately $601.5 million of outstanding borrowings and no outstanding letters of credit under the Credit Agreement. Amounts borrowed and repaid under the Credit Agreement may be re-borrowed.

In connection with entering into the Second Amendment, the Partnership paid certain upfront fees and amendment fees to the lenders party thereto and paid certain arrangement fees to the arranger of the Second Amendment.

The disclosure contained in this Item 2.03 does not purport to be a complete description of the Second Amendment and is qualified in its entirety by reference to the Second Amendment which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

Exhibit No.	Description

10.1

Second Amendment to the Fifth Amended and Restated Credit Agreement, dated as of January 6, 2015, by and among USA Compression Partners, LP, as guarantor, USA Compression Partners, LLC, USAC Leasing, LLC, USAC OpCo 2, LLC and USAC Leasing 2, LLC, as borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as agent and LC issuer

99.1

Press release dated January 6, 2015, “USA Compression Announces Upsized Revolving Credit Facility; Increased Capacity of $1.1 Billion and Maturity Extension; Year-End Operational Update Positive; Reaffirming High End of 2014 Guidance”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA COMPRESSION PARTNERS, LP

	By:	USA Compression GP, LLC,
its General Partner

		By:	/s/ J. Gregory Holloway
J. Gregory Holloway
Vice President, General Counsel and Secretary

Dated January 9, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1

Second Amendment to the Fifth Amended and Restated Credit Agreement, dated as of January 6, 2015, by and among USA Compression Partners, LP, as guarantor, USA Compression Partners, LLC, USAC Leasing, LLC, USAC OpCo 2, LLC and USAC Leasing 2, LLC, as borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as agent and LC issuer

99.1

Press release dated January 6, 2015, “USA Compression Announces Upsized Revolving Credit Facility; Increased Capacity of $1.1 Billion and Maturity Extension; Year-End Operational Update Positive; Reaffirming High End of 2014 Guidance”